Exhibit 10.27

BHC INTERIM FUNDING III, L.P.

444 Madison Avenue, 25th Floor

New York, NY 10022

Attention: Gerald H. Houghton, Managing Partner

Facsimile: (212) 753-7730

Dated as of July 12, 2010

Ladies and Gentlemen:

BHC Interim Funding III, L.P., a Delaware limited partnership (the “Holder”), confirms that it is the holder of all of the outstanding warrants (the “Warrants”) to purchase shares of common stock, par value $0.0001 per share (“Common Stock”), of Corsair Memory, Inc. (the “Company”) issued under the Loan and Security Agreement dated as of June 18, 2009 (the “Loan Agreement”) between the Holder and the Company. Subject to the provisions of Section 2 below, capitalized terms used herein and not otherwise defined shall have the same meanings ascribed to such terms in the Warrants, as amended by the letter agreement dated as of March 31, 2010 (the “First Amendment”), between the Company and the Holder.

In consideration of the benefits that will inure to the Holder and the Company if the Company completes an IPO, the Holder hereby confirms that it is the holder of all of the outstanding Warrants and the Company and the Holder hereby agree as follows:

1. Subject to and upon the fulfillment of the Conditions (as defined in Section 6 of the First Amendment), Section 4.3 of the Warrants shall automatically terminate and be of no further force or effect.

2. For purposes of this letter agreement, the term IPO shall refer only to clause (i) of the definition of IPO in the Warrants.

3. If the Conditions are not fulfilled, then (x) the provisions set forth in Section 1 of this letter agreement shall be void and (y) the provisions of Section 1 of this letter agreement shall automatically terminate.

4. The parties hereto acknowledge and agree that there can be no assurance if or when the Company’s IPO will be completed or if or when the related registration statement will become effective and that if or when those events occur is subject to numerous uncertainties.

5. This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

Please evidence your agreement to the terms of this letter agreement and confirmation and acknowledgement of the matters set forth herein by signing this letter in the space provided below.

Very truly yours,

CORSAIR MEMORY, INC.

By:	/s/ Nicholas Hawkins
	Name:	Nicholas Hawkins
	Title:	Chief Financial Officer

Agreed, acknowledged and confirmed as of the date first written above

BHC INTERIM FUNDING III, L.P.

By: BHC Interim Funding Management III, L.P., its General Partner

By: BHC Investors III, L.L.C., its Managing Member

By: GHH Holdings III, L.L.C.

By:	/s/ Gerald H. Houghton
	Name:	Gerald H. Houghton
	Title:	Managing Member